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                                                                    EXHIBIT 10.1

                            FIRST AMENDMENT AGREEMENT

            THIS FIRST AMENDMENT AGREEMENT (this "Amendment") is entered into as of September 15, 2004 among GRANITE CONSTRUCTION INCORPORATED, a Delaware corporation (the "Borrower"), the several financial institutions party to the Credit Agreement referred to below (each a "Lender" and, collectively, the "Lenders"), and BANK OF AMERICA, N.A., as Administrative Agent and as L/C Issuer.

            The Borrower, the Lenders, the L/C Issuer and the Administrative Agent entered into a Credit Agreement dated as of June 27, 2003 (as in effect as of the date of this Amendment, the "Credit Agreement").

            The Borrower has requested that the Lenders agree to certain amendments to the Credit Agreement, and the Lenders, L/C Issuer and Administrative Agent have agreed to such request, subject to the terms and conditions of this Amendment.

            In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

      1. Definitions; References; Interpretation.

            (a) Unless otherwise specifically defined herein, each term used herein (including in the Recitals hereof and in the Consent and Agreement) which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.

            (b) As used herein, "Amendment Documents" means this Amendment, the Credit Agreement (as amended by this Amendment) and the Consent and Agreement of Guarantors attached hereto as Exhibit I (the "Consent and Agreement").

            (c) Each reference to "this Agreement", "hereof", "hereunder", "herein" and "hereby" and each other similar reference contained in the Credit Agreement, and each reference to "the Credit Agreement" and each other similar reference in the other Loan Documents, shall from and after the Effective Date refer to the Credit Agreement as amended hereby.

            (d) The rules of interpretation set forth in Sections 1.02 and 1.05 of the Credit Agreement shall be applicable to this Amendment.

      2. Amendments to Credit Agreement. Subject to the terms and conditions hereof, the Credit Agreement is amended as follows, effective as of the date of satisfaction of the conditions set forth in Section 4 (the "Effective Date"):

            (a) Amendments to Article I of the Credit Agreement.

                  (i) At Section 1.01, the following additional defined terms are inserted in alphabetical order:

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                  "Alternative Currency" means each of Canadian Dollars, Euro, and each other currency (other than Dollars) that is approved in accordance with Section 1.07.

                  "Alternative Currency Equivalent" means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate for the purchase of such Alternative Currency with Dollars.

                  "Applicable Time" means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

                  "Dollar Equivalent" means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

                  "EMU" means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

                  "EMU Legislation" means the legislative measures of the
            European Council for the introduction of, changeover to or operation of a single or unified European currency.

                  "Euro" means the lawful currency of the Participating Member
            States introduced in accordance with the EMU Legislation.

                  "Overnight Rate" means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent or the L/C Issuer, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

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                  "Participating Member State" means each state so described in any EMU Legislation.

                  "Revaluation Date" means with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required Lenders shall require.

                  "Spot Rate" for a currency means the rate determined by the
            Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 9:00 a.m. (San Francisco time) on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

                  (ii) Also at Section 1.01, the definition of "Eurodollar Rate" is amended by amending and restating the definition of "Eurodollar Base Rate" to read as follows:

                  "Eurodollar Base Rate" means, for such Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the Eurodollar Base Rate for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; and

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                  (iii) Also at Section 1.01, the definition of "L/C Advance" is amended by adding the following sentence at the end thereof:

                  "All L/C Advances shall be denominated in Dollars."

                  (iv) Also at Section 1.01, the definition of "L/C Borrowing" is amended by adding the following sentence at the end thereof:

                  "All L/C Borrowings shall be denominated in Dollars."

                  (v) Also at Section 1.01, the definition of "Letter of Credit" is amended by adding the following sentence at the end thereof:

                  "Letters of Credit may be issued in Dollars or in an
            Alternative Currency."

                  (vi) Also at Section 1.01, the definition of "Outstanding Amount" is amended and restated to read in full as follows:

                  "Outstanding Amount" means: (a) with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

                  (vii) Article I is further amended by adding the following Sections 1.06, 1.07, 1.08 and 1.09 immediately after Section 1.05 thereof:

                  "1.06 Exchange Rates; Currency Equivalents. (a) The
            Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable.

                  (b) Wherever in this Agreement in connection with the
            issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Letter of Credit is

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            denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.

                  1.07 Additional Alternative Currencies. (a) The Borrower may
            from time to time request that Letters of Credit be issued in a currency other than those specifically listed in the definition of "Alternative Currency;" provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer.

                  (b) Any such request shall be made to the Administrative Agent not later than 9:00 a.m. (San Francisco time), 20 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and the L/C Issuer in its or their sole discretion). In the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuer thereof. The L/C Issuer shall notify the Administrative Agent, not later than 9:00 a.m. (San Francisco time), ten Business Days after receipt of such request whether it consents, in its sole discretion, to the issuance of Letters of Credit, in such requested currency.

                  (c) If the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.07, the Administrative Agent shall promptly so notify the Borrower.

                  1.08 Change of Currency. (a) Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Obligation in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Obligation, at the end of the then current Interest Period.

                  (b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to

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            time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

                  (c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

                  1.09 Letter of Credit Amounts. Unless otherwise specified
            herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time."

            (b) Amendments to Article II of the Credit Agreement.

                  (i) Section 2.03(a)(i) is amended by deleting subsection (1) thereof in its entirety and replacing it with the following:

            "(1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and"

                  (ii) Section 2.03(a)(ii) is amended by deleting subsection (G) thereof in its entirety and replacing it with the following:

                  "(G) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;"

                  (iii) Section 2.03(a)(ii) is further amended by adding the following subsection (H) immediately after subsection (G) thereof:

                  "(H) the L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency."

                  (iv) Section 2.03(b) is amended by deleting the second sentence of subsection (i) thereof and replacing it with the following:

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            "Such L/C Application must be received by the L/C Issuer and the
            Administrative Agent (A) not later than 9:00 a.m., San Francisco time, at least two (2) Business Days prior to the proposed issuance date or date of amendment, as the case may be of any Letter of Credit denominated in Dollars, and (B) not later than 9:00 a.m. (San Francisco time) at least ten Business Days prior to the proposed issuance date or date of amendment, as the case may be, of any Letter of Credit denominated in an Alternative Currency; or in each case such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion."

                  (v) Section 2.03(b) is further amended by deleting subsection
(B) in the third sentence of subsection (i) thereof and replacing it with the following:

                  "(B) the amount and currency thereof;"

                  (vi) Section 2.03(c) is amended by deleting subsection (i) thereof and replacing it with the following:

                  "(i) Upon any drawing under any Letter of Credit, the L/C
            Issuer shall notify the Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Borrower shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrower shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the Borrower will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 9:00 a.m., San Francisco time, on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an "Honor Date"), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the "Unreimbursed Amount"), and such Lender's Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the

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            L/C Issuer or the Administrative Agent pursuant to this Section
            2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice."

                  (vii) Section 2.03(c) is further amended by deleting subsection (ii) thereof and replacing it with the following:

                  "(ii) Each Lender (including the Lender acting as L/C Issuer)
            shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer, in Dollars, at the Administrative Agent's Office for Dollar-denominated payments in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 11:00 a.m., San Francisco time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of
            Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars."

                  (viii) Section 2.03(c) is further amended by deleting the first sentence of subsection (vi) thereof and replacing it with the following:

                  "If any Lender fails to make available to the Administrative
            Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this
            Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect."

                  (ix) Section 2.03(d) is amended by deleting subsection (i) thereof and replacing it with the following:

                  "(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Lender its Pro Rata Share thereof in Dollars and in the same funds as those received by the Administrative Agent."

                  (x) Section 2.03(d) is further amended by deleting subsection
(ii) thereof and replacing it with the following:

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                  "(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned, each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect."

                  (xi) Section 2.03(e) is amended by renaming subsection (v) thereof as subsection (vi) and adding the following new subsection (v) immediately after subsection (iv) thereof:

                  "(v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary or in the relevant currency markets generally; or"

                  (xii) Section 2.03(g) is amended by deleting such section in its entirety and replacing it with the following:

                  "(g) Cash Collateral. (i) Upon the request of the
            Administrative Agent, (A) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (B) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations.

                  (ii) The Borrower shall further Cash Collateralize L/C
            Obligations in accordance with Section 2.04(c)."

                  (xiii) Section 2.03(i) is amended by deleting the first sentence thereof in its entirety and replacing it with the following:

                  "The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, in Dollars, subject to Section 2.07(b), (i) a Letter of Credit fee for each outstanding Performance Letter of Credit equal to 75% of the Applicable Rate (for Eurodollar Rate Loans) multiplied by the Dollar Equivalent of the actual daily maximum amount available to be drawn under each such Letter of Credit, and (ii) a Letter of Credit fee for each Financial Letter of Credit equal to the Applicable Rate (for Eurodollar Rate Loans) multiplied by the Dollar Equivalent of the actual daily maximum amount available to be drawn under each such Letter of Credit."

                  (xiv) Section 2.03(j) is amended by deleting such section in its entirety and replacing it with the following:

                  "(j) Fronting Fee and Documentary and Processing Charges
            Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit in the amounts and

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            at the times specified in the Fee Letter. The Borrower and the L/C
            Issuer hereby agree that for purposes of determining the "face amount" as referenced in such Fee Letter, such amount shall be based upon the then-existing Dollar Equivalent. In addition, the Borrower shall pay directly to the L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable."

                  (xv) Section 2.04 is amended by adding the following subsection (c) immediately after subsection (b) thereof:

                        "(c) If the Administrative Agent notifies the Company at
            any time that the total Outstanding Amount at such time exceeds the Aggregate Commitments then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Loans and/or the Company shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed the difference of 100% of the Aggregate Commitments then in effect less $250,000; provided, however, that subject to the provisions of Section 2.03(g)(ii), the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.04(c) unless after the prepayment in full of the Loans the total Outstanding Amount exceeds the Aggregate Commitments then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations."

                  (xvi) Section 2.07 is amended by adding the following subsection (d) immediately after subsection (c) thereof:

                        "(d) For the purposes of the Interest Act (Canada), (i)
            whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the "deemed year") that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields."

            (c) Amendments to Article III of the Credit Agreement.

                  (i) Section 3.05 is amended by renaming subsection (c) thereof as subsection (d) and by adding the following subsection (c) immediately after subsection (b):

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                  "(c) any failure by any Borrower to make payment in respect of any drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or"

                  (ii) Section 3.05 is further amended by deleting the penultimate sentence thereof and replacing it with the following:

            "including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract."

            (d) Amendment to Article IV of the Credit Agreement.

                  Section 4.02 is amended by adding the following subsection (e) immediately after subsection (d) thereof:

                  "(e) In the case of a Credit Extension to be denominated in an
            Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent or the L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency."

            (e) Amendments to Article VII of the Credit Agreement.

                  (i) Section 7.02 is amended by deleting the amount "$25,000,000" in subsection (g) thereof and replacing it with "$35,000,000".

                  (ii) Section 7.03(c) is amended by deleting such subsection in its entirety and replacing it with the following:

                  "(c) obligations (contingent or otherwise) of the Borrower or any Restricted Subsidiary existing or arising under any Swap Contract entered into by such Person (or in respect of any Guaranty Obligation of any such Person to the extent supporting obligations arising under Swap Contracts to which the Borrower or any Restricted Subsidiary is party), provided that (i) such Swap Contract obligations are (or were) entered into by such Person in the Ordinary Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;"

            (f) Amendment to Article VIII of the Credit Agreement. Section 8.01(a) is amended by deleting subsection (i) thereof in its entirety and replacing it with the following:

                  "(i) when and as required to be paid herein, and in the
            currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or"

            (g) Amendments to Article X of the Credit Agreement.

                  (i) Section 10.06 is amended by deleting subsection (b) in its entirety and replacing it with the following:

                  "(b) each Lender severally agrees to pay to the Administrative
            Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment."

                  (ii) Article X is further amended by adding the following
Section 10.20 and Section 10.21 immediately after Section 10.19 thereof:

                  "10.20 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

                  10.21 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act."

            (h) Amendment to Schedules. Schedule 2.01 of the Credit Agreement is amended by deleting it and replacing it with Schedule 2.01 attached hereto.

      3. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

            (a) No Default or Event of Default has occurred and is continuing (or would result from the amendment of the Credit Agreement contemplated hereby).

            (b) The execution, delivery and performance by the Borrower and the Guarantors of the Amendment Documents have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable.

            (c) The Amendment Documents constitute the legal, valid and binding obligations of the Borrower and the Guarantors, as applicable, enforceable against them in accordance with their respective terms.

            (d) All representations and warranties of the Borrower contained in the Credit Agreement are true and correct (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date and except that this subsection (d) shall be deemed instead to refer to the last day of the most recent quarter and year for which financial statements have then been delivered in respect of the representation and warranty made in Section 5.05 of the Credit Agreement and to take into account any amendments to the Schedules to the Credit Agreement and other disclosures made in writing by the Borrower to the Administrative Agent and the Lenders after the Closing Date and approved by the Administrative Agent and the Required Lenders).

            (e) There has occurred since June 30, 2004, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

            (f) The Borrower is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Administrative Agent and the Lenders or any other Person.

            (g) The Borrower's and Guarantors' obligations under the Credit Agreement and under the other Loan Documents are not subject to any defense, counterclaim, set-off, right of recoupment, abatement or other claim.

            (h) There exist no outstanding Loans as of the Effective Date.

      4. Conditions of Effectiveness.

            (a) The effectiveness of Section 2 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

                  (i) The Administrative Agent shall have received from the Borrower and each of the Lenders a duly executed original (or, if elected by the Administrative Agent, an executed facsimile copy) of this Amendment.

                  (ii) The Administrative Agent shall have received the consent, in form and substance satisfactory to the Administrative Agent, of each Guarantor in its capacity as such to the execution and delivery hereof by the Borrower.

                  (iii) The Administrative Agent shall have received evidence of payment by the Borrower of (A) the accrued and unpaid commitment fee payable under Section 2.08(a) of the Credit Agreement, payable to the Lenders, based upon their respective Pro Rata Shares as existing immediately prior to the Effective Date, and (B) all other fees, costs and expenses due and payable as of the Effective Date hereunder and under the Credit Agreement, including any fees arising under or referenced in Section 5 of this Amendment and any costs and expenses payable under Section 6(g) of this Amendment (including the Administrative Agent's Attorney Costs, to the extent invoiced on or prior to the Effective Date).

                  (iv) The Administrative Agent shall have received from the Borrower and the Guarantors, in form and substance satisfactory to the Administrative Agent, a copy of the resolutions passed by the board of directors of such Persons, certified as of the Effective Date by the Secretary or an Assistant Secretary of such Persons, authorizing the execution, delivery and performance of the Amendment Documents to which they are party.

                  (v) The Administrative Agent shall have received all other documents it or the Required Lenders may reasonably request relating to any matters relevant hereto, all in form and substance satisfactory to the Administrative Agent.

                  (vi) The representations and warranties in Section 3 of this Amendment shall be true and correct on and as of the Effective Date with the same effect as if made on and as of the Effective Date.

                  (vii) The Administrative Agent shall have received from Washington Mutual Bank (the "Assignor"), for the account of each Lender identified in Schedule 2.01 attached hereto (the "Assignees"), an assignment fee of 0.10% (10 b.p.) times the Assignor's Commitment in effect immediately prior to the Effective Date, to be distributed pro rata in proportion to the respective Commitment of each Assignee as of the Effective Date.

            (b) For purposes of determining compliance with the conditions specified in Section 4(a), each Lender that has executed this Amendment shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter either sent, or made available for inspection, by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

            (c) From and after the Effective Date, the Credit Agreement and the Guaranty are amended as set forth herein. Except as expressly amended pursuant hereto, the Credit Agreement and the Guaranty shall each remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects.

            (d) The Administrative Agent will notify the Borrower and the Lenders of the occurrence of the Effective Date.

      5. Miscellaneous.

            (a) On the Effective Date, the amount of the Commitments then outstanding and held by each Lender shall be adjusted to reflect the changes in the Lenders' Pro Rata Shares as set forth on Schedule 2.01 hereto. Each Lender whose Pro Rata Share in respect of the Commitments has been decreased (or eliminated) on the Effective Date (a "decreasing Lender") shall be deemed to have assigned on the Effective Date, without recourse, to each Lender increasing its Commitment on the Effective Date such portion of such decreasing Lender's Commitment as shall be necessary to effectuate such adjustment. Each Lender increasing its Commitment on the Effective Date shall be deemed to have assumed such portion of any outstanding L/C Obligations existing on such date.

            (b) The Borrower acknowledges and agrees that the execution and delivery by the Administrative Agent and the Lenders of this Amendment shall not be deemed to create a course of dealing or an obligation to execute similar waivers or amendments under the same or similar circumstances in the future.

            (c) This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns.

            (d) This Amendment shall be governed by and construed in accordance with the law of the State of California, provided that the Administrative Agent and the Lenders shall retain all rights arising under Federal law.

            (e) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Administrative Agent of a facsimile transmitted document purportedly bearing the signature of a Lender or the Borrower shall bind such Lender or the Borrower, respectively, with the same force and effect as the delivery of a hard copy original. Any failure by the Administrative Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Administrative Agent.

            (f) This Amendment and the other Amendment Documents contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein. This Amendment supersedes all prior drafts and communications with respect hereto.

This Amendment may not be amended except in accordance with the provisions of
Section 10.01 of the Credit Agreement.

            (g) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment, the Credit Agreement or the Loan Documents.

            (h) The Borrower agrees to pay or reimburse Bank of America (including in its capacity as Administrative Agent), upon demand, for all reasonable costs and expenses (including reasonable Attorney Costs) incurred by Bank of America (including in its capacity as Administrative Agent) in connection with the development, preparation, negotiation, execution and delivery of the Amendment Documents.

      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                       GRANITE CONSTRUCTION INCORPORATED

                                       By: /s/ William G. Dorey
                                          ------------------------------------
                                           William G. Dorey
                                           President & Chief Executive Officer

                                       By: /s/ William E. Barton
                                          ------------------------------------
                                           William E. Barton
                                           Chief Financial Officer

                 [SIGNATURE PAGE 1 TO FIRST AMENDMENT AGREEMENT]

                                       BANK OF AMERICA, N.A., as Administrative
                                       Agent, L/C Issuer and Lender

                                       By: /s/ Kenneth J. Beck
                                          ------------------------------------
                                           Kenneth J. Beck
                                           Principal

                 [SIGNATURE PAGE 2 TO FIRST AMENDMENT AGREEMENT]

                                       UNION BANK OF CALIFORNIA, N.A., as a
                                       Lender

                                       By: /s/ David Jochim
                                          ------------------------------------
                                           David Jochim
                                           Senior Vice President

                 [SIGNATURE PAGE 3 TO FIRST AMENDMENT AGREEMENT]

                                       US BANK NATIONAL ASSOCIATION, as a Lender

                                       By: /s/ Dan Stevens
                                          ------------------------------------
                                           Dan Stevens
                                           Vice President

                 [SIGNATURE PAGE 4 TO FIRST AMENDMENT AGREEMENT]

                                       COMERICA BANK, as a Lender

                                       By: /s/ Elise Walker
                                          ------------------------------------
                                           Elise Walker
                                           Vice President

                 [SIGNATURE PAGE 5 TO FIRST AMENDMENT AGREEMENT]

                                       HARRIS TRUST AND SAVINGS BANK, as a
                                       Lender

                                       By: /s/ Thomas A. Batterham
                                          ------------------------------------
                                           Thomas A. Batterham
                                           Managing Director

                 [SIGNATURE PAGE 6 TO FIRST AMENDMENT AGREEMENT]

                                       BNP PARIBAS, as a Lender

                                       By: /s/ Katherine Wolfe
                                          ------------------------------------
                                           Katherine Wolfe
                                           Director

                                       By: /s/ Sandra F. Bertram
                                          ------------------------------------
                                           Sandra F. Bertram
                                           Vice President

                 [SIGNATURE PAGE 7 TO FIRST AMENDMENT AGREEMENT]

                                       WASHINGTON MUTUAL BANK, as a Lender

                                       By: /s/ Gary Perkins
                                          ------------------------------------
                                           Gary Perkins
                                           Vice President

                 [SIGNATURE PAGE 8 TO FIRST AMENDMENT AGREEMENT]

                                                                   SCHEDULE 2.01

                         COMMITMENTS AND PRO RATA SHARES

        Lender                    Commitment     Pro Rata Share
        ------                    ----------     --------------
Bank of America, N.A.            $ 19,000,000     19.000000000%

BNP Paribas                      $ 17,000,000     17.000000000%

Comerica Bank                    $ 11,000,000     11.000000000%

Harris Trust & Savings Bank      $ 17,000,000     17.000000000%

Union Bank of California, N.A.   $ 19,000,000     19.000000000%

US Bank National Association     $ 17,000,000     17.000000000%
                                 ------------    -------------
Total                            $100,000,000    100.000000000%

                                  Schedule 2.01

                                                                       EXHIBIT I

                       CONSENT AND AGREEMENT OF GUARANTORS

            Reference is made to that Credit Agreement dated as of June 27, 2003 among Granite Construction Incorporated, Bank of America, N.A., as Administrative Agent, and the Lenders party thereto (as amended, the "Credit Agreement"). Each of the undersigned, in its capacity as a Guarantor (hereinafter defined), acknowledges that its consent to the foregoing First Amendment Agreement to the Credit Agreement dated as of September 15, 2004 (the "Amendment") is not required, but each Guarantor nevertheless does hereby consent to the foregoing Amendment and to the documents and agreements referred to therein. Nothing herein shall in any way limit any of the terms or provisions of that Continuing Guaranty Agreement dated as of June 27, 2003, (the "Guaranty") made by Granite Construction Company, a California corporation, Granite Land Company, a California corporation, Intermountain Slurry Seal, Inc., a Wyoming corporation, Pozzolan Products Company, a Utah corporation, GILC, L.P. a California limited partnership, Granite Halmar Construction Company, Inc., a New York corporation (each a "Guarantor" and collectively, the "Guarantors"), in favor of each Guaranteed Party or any other Loan Document executed by a Guarantor (as the same may be amended from time to time), all of which are hereby ratified and affirmed in all respects.

                  Each Guarantor further agrees that its respective Guaranty shall be amended as follows:

            (a) Section 3.1 is amended by deleting such section in its entirety and replacing it with the following:

                  "Section 3.1 Nature and Application of Payments. Each
            Guarantor shall make all payments hereunder in immediately available lawful money in the Obligation Currency (as hereinafter defined) or, if required by the Administrative Agent, in lawful money of the United States, in each case, in immediately available funds without deduction or withholding (whether for taxes (whether income, excise, or otherwise) or offset). Without regard to the form in which received, the Guaranteed Parties may apply any payment with respect to the Guaranteed Obligations or any other amounts due hereunder in such order as the Guaranteed Parties shall in their sole and absolute discretion determine, irrespective of any contrary instructions received from any other Person."

            (b) Article IX is amended by adding the following Section 9.4 and
Section 9.5 immediately after Section 9.3 thereof:

                  "Section 9.4 Foreign Currency. If any claim arising under or related to this Guaranty is reduced to judgment denominated in a currency (the "Judgment Currency") other than the currencies in which the Guaranteed Obligations are denominated (collectively, the "Obligation Currency"), the judgment shall be for the equivalent in the Judgment Currency of the amount of the claim denominated in the Obligations Currency included in the judgment, determined as of the date of judgment. The equivalent of any Obligations Currency amount in any Judgment Currency shall be calculated at the spot rate for the purchase of the Obligations Currency with the Judgment Currency quoted by the Administrative Agent in the place of the Administrative Agent's choice at or about 8:00 a.m. (San Francisco time) on the date for determination specified above. The Guarantor shall indemnify and hold the Guaranteed Parties harmless from and against all loss or damage resulting from any change in exchange rates between the date any claim is reduced to judgment and the date of payment thereof by the Guarantor. If the Guaranteed Parties so notify the Guarantor in writing, at the Administrative Agent's sole and absolute discretion, payments under this Guaranty shall be the U.S. Dollar equivalent of the Guaranteed Obligations or any portion thereof, determined as of the date payment is made."

                  "Section 9.5 USA PATRIOT Act Notice. Each Lender that is
            subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Guarantor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law on October 26,
            2001)) (the "Act"), it is required to obtain, verify and record information that identifies each Guarantor, which information includes the name and address of each Guarantor and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Guarantor in accordance with the Act."

            Each capitalized term used but not otherwise defined in the Guaranty or herein, shall have the meanings assigned to them in the Credit Agreement (as amended by the Amendment).

      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGES FOLLOW]

            This Consent and Agreement of Guarantors shall constitute a Loan Document under the Credit Agreement and may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one instrument.

                                       GRANITE CONSTRUCTION COMPANY,
                                       a California corporation

                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

                                       GRANITE LAND COMPANY,
                                       a California corporation

                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

                                       INTERMOUNTAIN SLURRY SEAL, INC.,
                                       a Wyoming corporation

                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

            [SIGNATURE PAGE 1 TO CONSENT AND AGREEMENT OF GUARANTORS]

                                       POZZOLAN PRODUCTS COMPANY (P.P.C.),
                                       a Utah corporation

                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

                                       GILC, L.P.,
                                       a California Limited Partnership

                                       By:  GILC Incorporated
                                       its General Partner

                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

                                       GRANITE HALMAR CONSTRUCTION COMPANY,
                                       INC., a New York corporation

                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

            [SIGNATURE PAGE 2 TO CONSENT AND AGREEMENT OF GUARANTORS]

DATED September 15, 2004
Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:____________________________________
Name:__________________________________
Title:_________________________________

            [SIGNATURE PAGE 3 TO CONSENT AND AGREEMENT OF GUARANTORS]